UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Delta Air Lines, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DELTA AIR LINES, INC. 1030 DELTA BLVD. DEPARTMENT 829 ATLANTA, GA 30354-1989	Your Vote Counts! DELTA AIR LINES, INC. 2026 Annual Meeting Vote by June 17, 2026 11:59 p.m. EDT. For shares held in a Plan, vote by June 16, 2026 5:00 p.m. EDT.

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You invested in DELTA AIR LINES, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 18, 2026.

Get informed before you vote

View the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2025 online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 4, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Vote Virtually at the Meeting* June 18, 2026 7:30 a.m., EDT
Virtually at: www.virtualshareholdermeeting.com/DAL2026

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Nominees for Director:
1a.	Edward H. Bastian	For
1b.	Christophe Beck	For
1c.	Maria Black	For
1d.	Willie CW Chiang	For
1e.	Greg Creed	For
1f.	David G. DeWalt	For
1g.	Leslie D. Hale	For
1h.	Christopher A. Hazleton	For
1i.	Michael P. Huerta	For
1j.	Judith J. McKenna	For
1k.	Vasant M. Prabhu	For
1l.	Sergio A. L. Rial	For
1m.	David S. Taylor	For
1n.	Kathy N. Waller	For
2.	To approve, on an advisory basis, the compensation of Delta’s named executive officers.	For
3.	To ratify the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2026.	For
4.	A shareholder proposal requesting the ability for shareholders to act by written consent.	Against
5.	A shareholder proposal requesting the adoption of cumulative voting for the election of directors.	Against

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